UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 27, 2018

RAYONIER ADVANCED MATERIALS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36285	46-4559529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (904) 357-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.   Regulation FD Disclosure.

Rayonier Advanced Materials Inc. (the "Company") has prepared presentation materials (the "Investor Presentation") that management intends to use from time to time on and after June 27, 2018 in presentations regarding the Company.  The Company may use the Investor Presentation, possibly with modifications, in presentations to current and potential investors, as well as others with an interest in the Company and its business.

The information contained in the Investor Presentation is summary information that should be considered in the context of materials filed with, or furnished to, the Securities and Exchange Commission and other public announcements that the Company may make by news release or otherwise from time to time.  The Investor Presentation speaks only as of the date of this Current Report on Form 8-K.  While the Company may elect to update the Investor Presentation in the future to reflect events and circumstances occurring or existing after the date of this Current Report, the Company specifically disclaims any obligation to do so.

By filing this Current Report on Form 8-K and furnishing the Investor Presentation, the Company makes no admission or representation as to the materiality of any information in this Current Report or the Investor Presentation.  The Investor Presentation may contain forward-looking statements.  See Page 2 of the Investor Presentation for a discussion of certain forward-looking statements that may be included therein and the risks and uncertainties related thereto.

The Investor Presentation is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Investor Presentation, dated June 27, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc.

Date: June 27, 2018	By:	/s/ Michael R. Herman
Name: Michael R. Herman
Title: Senior Vice President, General Counsel and Corporate Secretary